Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Union Bankshares, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Executive Officer of the Company hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002 that to the best of his knowledge: 1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

A signed original of this written statement required by Section 906 has been provided to Union Bankshares, Inc. and will be retained by Union Bankshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ David S. Silverman
David S. Silverman Chief Executive Officer

March 25, 2024